Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the registrant [x]
Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ]  Preliminary proxy statement
[x]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                    PROVIDENT FINANCIAL HOLDINGS, INC.
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             (Name of Registrant as Specified in Its Charter)

                    PROVIDENT FINANCIAL HOLDINGS, INC.
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               (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
                              N/A
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(2)  Aggregate number of securities to which transactions applies:
                              N/A
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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                              N/A
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(4)  Proposed maximum aggregate value of transaction:
                              N/A
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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
                             N/A
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(2)  Form, schedule or registration statement no.:
                             N/A
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(3)  Filing party:
                             N/A
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(4)  Date filed:
                             N/A
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





                            September 22, 1999



Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Provident Financial Holdings, Inc. to be held at the Riverside Art Museum at 3425 Mission Inn Avenue, Riverside, California, on Thursday, October 28, 1999, at 11:00 a.m., local time.

     The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of PricewaterhouseCoopers LLP, the Company's independent auditors, will be present to respond to appropriate questions of shareholders.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

                                  Sincerely,

                                  /s/ Craig G. Blunden

                                  Craig G. Blunden
                                  President and Chief Executive Officer

                     PROVIDENT FINANCIAL HOLDINGS, INC.
                             3576 Central Avenue
                        Riverside, California 92506
                              (909) 686-6060

------------------------------------------------------------------------------
                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held On October 28, 1999
------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Provident Financial Holdings, Inc. ("Company") will be held at the Riverside Art Museum at 3425 Mission Inn Avenue, Riverside, California, on Thursday, October 28, 1999, at 11:00 a.m., local time, for the following purposes:

     (1)  To elect two directors to serve for a term of three years; and

     (2) To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on September 10, 1999 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ Robert G. Schrader

                                  ROBERT G. SCHRADER
                                  Secretary


Riverside, California
September 22, 1999

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IMPORTANT:  The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                             PROXY STATEMENT
                                   OF
                     PROVIDENT FINANCIAL HOLDINGS, INC.
                           3576 Central Avenue
                        Riverside, California 92506
------------------------------------------------------------------------------
                       ANNUAL MEETING OF SHAREHOLDERS
                              October 28, 1999
------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Provident Financial Holdings, Inc. ("Company") to be used at the Annual Meeting of Shareholders of the Company. The Company is the holding company for Provident Savings Bank, F.S.B. (the "Savings Bank"). The Annual Meeting will be held at the Riverside Art Museum at 3425 Mission Inn Avenue, Riverside, California on Thursday, October 28, 1999, at 11:00 a.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about September 22, 1999.

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                        VOTING AND PROXY PROCEDURE
------------------------------------------------------------------------------

     Shareholders Entitled to Vote. Shareholders of record as of the close of business on September 10, 1999 are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. As of September 10, 1999, the Company had 4,182,285 shares of Common Stock issued and outstanding.

     Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes will be considered shares present and will be included in determining whether a quorum is present.

     Voting. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted in accordance with the recommendation of the Board of Directors. If a shareholder of record attends the Annual Meeting, he or she may vote by ballot. The Board recommends a vote FOR the election of the nominees for director.

     The two directors to be elected at the Annual Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected.

     Revocation of a Proxy. Shareholders who execute proxies retain the right to revoke them at any time before they are voted. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy, but a shareholder of record in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     Participants in the Provident Savings Bank ESOP. If a shareholder is a participant in the Provident Savings Bank, F.S.B. Employee Stock Ownership Plan (the "ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

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       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, as of September 10, 1999, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Common Stock at September 10, 1999.

     The following table also sets forth, as of September 10, 1999, information as to the shares of Common Stock beneficially owned by (a) each current director of the Company and each of management's nominees for director, (b) each of the executive officers named in the Summary Compensation Table found below ("named executive officers") and (c) all executive officers and directors of the Company as a group.

                                    Number of Shares       Percent of Shares
Name                             Beneficially Owned (1)       Outstanding
----                             ----------------------       -----------

Beneficial Owners of More Than 5%

Provident Savings Bank, F.S.B.       406,735                      9.7%
Employee Stock Ownership Plan Trust

Thomson Horstmann & Bryant, Inc.     455,300(2)                  10.9
Park 80 West, Plaza Two
Saddle Brook, New Jersey  07663

Jeffrey L. Gendell                   308,800(3)                   7.4
Tontine Management, LLC
200 Park Avenue, Suite 3900
New York, New York 10166

First Financial Fund, Inc.           397,000(4)                   9.5
Gateway Center Three
1100 Mulberry Street, 9th Floor
Newark, New Jersey  07102

Brandes Investment Partners, L.P.    270,365(5)                   6.5
12750 High Bluff Drive
San Diego, California  92130

Directors

Bruce W. Bennett                      14,089(6)                     *
Debbi H. Guthrie                      14,759(7)                     *
Roy H. Taylor                         34,759                        *
William E. Thomas                      7,108(8)                     *

                                    Number of Shares       Percent of Shares
Name                             Beneficially Owned (1)       Outstanding
----                             ----------------------       -----------

Named Executive Officers

Craig G. Blunden**                   248,358(9)(10)               5.8%
Robert G. Schrader**                 221,983(10)                  5.2
Donald L. Blanchard                   17,303                        *
Richard L. Gale                       14,435                        *
Brian M. Riley                         8,406                        *
Lilian Brunner                         6,665                        *

All Executive Officers and           421,703(10)             9.8
 Directors as a Group
 (10 persons)

---------------
*    Less than 1 percent of shares outstanding.
**   Mr. Blunden and Mr. Schrader are also directors of the Company.
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Shares held in accounts under the Savings Bank's ESOP which the holders have voting power but not investment power, are included as follows: Mr. Blunden, 2,112 shares; Mr. Schrader, 1,654 shares; Mr. Blanchard, 1,220 shares; Mr. Gale, 1,510 shares; Mr. Riley, 241 shares; Ms. Brunner, 950 shares; all executive officers and directors as a group, 7,687 shares. The amounts shown also include the following number of shares which the indicated individuals have the right to acquire within 60 days of September 10, 1999 through the exercise of stock options granted pursuant to the Company's 1996 Stock Option Plan: Mr. Bennett, 8,200 shares; Ms. Guthrie, 8,200 shares; Mr. Taylor, 8,200 shares; Mr. Thomas, 4,100 shares; Mr. Blunden, 41,000 shares; Mr. Schrader, 24,600 shares; Mr. Blanchard, 12,000 shares; Mr. Gale, 8,000 shares; Mr. Riley, 6,000 shares; Ms. Brunner, 5,000 shares; all executive officers and directors as a group, 125,300 shares.
(2) Information concerning the shares owned by Thomson Horstmann and Bryant, Inc. as of March 31, 1999 was obtained from an amended Schedule 13F-HR. According to this filing, Thomson Horstmann and Bryant, Inc., an investment advisor registered under the Investment Advisers Act of 1940, has sole voting power with respect to 296,200 shares and sole dispositive power with respect to 455,300 shares.
(3) Information concerning the shares owned by Tontine Financial Partners, L.P. as of March 10, 1999 was obtained from a Schedule 13D. According to this filing, Jeffrey L. Gendell, an investment advisor registered under the Investment Advisers Act of 1940, has shared voting and dispositive power with respect to these shares.
(4) Information concerning the shares owned by First Financial Fund, Inc. as of February 12, 1999 was obtained from Schedule 13G. According to this filing, First Financial Fund, Inc., an investment company registered under the Investment Company Act, has shared voting power and shared dispositive power with respect to these shares.
(5) Information concerning the shares owned by Brandes Investment Partners, L.P. as of February 11, 1999 was obtained from an amended Schedule 13G. According to this filing, Brandes Investment Partners, L.P., an investment advisor registered under the Investment Advisers Act of 1940, has shared voting and dispositive power with respect to these shares.
(6)  Includes 880 shares owned by Mr. Bennett's spouse.
(7)  Includes 5,000 shares owned by a company controlled by Ms. Guthrie.

(8) Includes 950 shares owned by Mr. Thomas's daughter and 2,000 shares held by Mr. Thomas for the benefit of his minor children.
(9)  Includes 2,560 shares owned by Mr. Blunden's spouse.
(10) Includes 168,018 shares of unvested restricted stock awarded to employees and directors of the Company and the Savings Bank pursuant to the Company's 1996 Management Recognition Plan which are held in a trust for participants and which will be voted by Mr. Blunden and Mr. Schrader as trustees of such trust.

------------------------------------------------------------------------------
                    PROPOSAL I -- ELECTION OF DIRECTORS
------------------------------------------------------------------------------

     The Company's Board of Directors consists of six members. The Board of Directors is divided into three classes with three-year staggered terms, with one third of the directors elected each year. Two directors will be elected at the Annual Meeting to serve for a three year period, or until their respective successors have been elected and qualified. The nominees for election this year are Craig G. Blunden and Roy H. Taylor.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     The Board of Directors recommends a vote "FOR" the election of Messrs. Blunden and Taylor.

     The following table sets forth certain information regarding the nominees for election at the Annual Meeting, as well as information regarding those directors continuing in office after the Annual Meeting.

                                  Year First
                                  Elected           Term to
    Name           Age (1)        Director (2)      Expire
    ----           -------        ------------      ------

                          BOARD NOMINEES

Craig G. Blunden     51            1975             2002(3)
Roy H. Taylor        49            1990             2002(3)

                  DIRECTORS CONTINUING IN OFFICE

Robert G. Schrader   60            1995             2000
William E. Thomas    50            1997             2000
Bruce W. Bennett     50            1993             2001
Debbi H. Guthrie     48            1994             2001

---------------
(1) As of June 30, 1999.
(2) Includes prior service on the Board of Directors of the Savings Bank.
(3) Assuming the individual is re-elected.

     The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

     Craig G. Blunden has been associated with the Savings Bank since 1974 and has served as President and Chief Executive Officer of the Savings Bank since 1991 and as President and Chief Executive Officer of the Company since its formation in 1996. Mr. Blunden also serves on the Federal Home Loan Bank of San Francisco Board of Directors, the Western League of Savings Institutions Board of Directors and America's Community Bankers Mortgage Finance Committee.

     Roy H. Taylor is the Executive Vice President of the Pacific Region for Talbot Insurance and Financial Services, Inc., an insurance brokerage firm, with which he has been associated since 1972. Mr. Taylor currently serves as chairman of the Personnel/Compensation Committee.

     Robert G. Schrader has been associated with the Savings Bank since 1963 and has served as Executive Vice President of the Savings Bank since January 1995. From 1990 through 1994, Mr. Schrader served as Senior Vice President of the Savings Bank. Mr. Schrader has served as Corporate Secretary of the Company since its formation in 1996.

     William E. Thomas is the Executive Vice President and General Counsel of KPC Global Care, Inc., a medical management company based in Riverside, California. Prior to joining KPC Global Care, Inc., Mr. Thomas was engaged in the private practice of law in Riverside, California. He currently serves on the Company's Personnel/Compensation Committee.

     Bruce W. Bennett is the President and owner of Community Care and Rehabilitation Center, a skilled nursing facility, with which he has been associated since 1973. He also serves as vice-chairman of Community Health Corporation and Riverside Community Hospital. Mr. Bennett currently serves as Chairman of the Audit Committee.

     Debbi H. Guthrie is the President and owner of Roy O. Huffman Roof Company, with which she has been affiliated since 1971. Ms. Guthrie also serves as the immediate Past Chairman of the Board of the Greater Riverside Chamber of Commerce. She is president-elect of the Kiwanis Club of Riverside. Ms. Guthrie currently serves on the Company's Audit Committee.

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              MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------------------------------------------------

     The Boards of Directors of the Company and the Savings Bank conduct their business through meetings of the Boards and through their committees. During the fiscal year ended June 30, 1999, the Board of Directors of the Company held 13 meetings and the Board of Directors of the Savings Bank held 12 meetings. No director of the Company or the Savings Bank attended fewer than 75% of the total meetings of the Boards and committees on which such person served during this period.

     The Board of Directors of the Company has an Audit Committee, currently consisting of Directors Bennett (Chairman), and Guthrie, which is responsible for reviewing the adequacy of the Savings Bank's system of internal accounting controls, approving the services provided by the Company's outside auditor and meeting with the Company's outside auditor to discuss the results of the annual audit and any related matters. The Audit Committee met four times during the fiscal year ended June 30, 1999.

     The Personnel/Compensation Committee, currently consisting of Directors Taylor (Chairman) and Thomas, is responsible for reviewing the Savings Bank's employee benefit programs and wage and salary administration program, making recommendations to the full Board of Directors on annual salary increases and bonuses and addressing other personnel issues as they arise. The Personnel/Compensation Committee met four times during the fiscal year ended June 30, 1999.

     The Board of Directors of the Company acts as a nominating committee for selecting the nominees for election as directors. The Board of Directors met once in its capacity as nominating committee to select nominees for election at the Annual Meeting.

------------------------------------------------------------------------------
                          DIRECTORS' COMPENSATION
------------------------------------------------------------------------------

     Non-employee Directors of the Savings Bank currently receive a monthly retainer of $1,750. Non-employee Directors also receive a fee of $300 for each committee meeting attended. The committee chairman receives a fee of $400. In addition, Directors are covered under the Savings Bank's policies for medical, dental and vision care. Dependent coverage is available at the Directors' own expense. Following retirement from the Board of Directors, Directors continue to receive such coverage. No separate fees are paid for service on the Board of Directors of the Company.

     During the fiscal year ended June 30, 1997, each non-employee director received options to acquire 20,500 shares of the Company's Common Stock under the Company's 1996 Stock Option Plan. During the fiscal year ended June 30, 1998, Mr. Thomas, who was elected to the Board at the 1997 Annual Meeting, received options to acquire 20,500 shares of the Company's Common Stock. The stock options vest ratably over a five-year period.

------------------------------------------------------------------------------
                           EXECUTIVE COMPENSATION
------------------------------------------------------------------------------

Summary Compensation Table

     The following table shows the compensation during the last three fiscal years paid to the Company's Chief Executive Officer and four highest paid executive officers based on compensation paid during the fiscal year ended June 30, 1999.


                                                                     Long-Term Compensation
                                          Annual Compensation                Awards
                                     -----------------------------  -----------------------
                                                           Re-
                                                           stricted
                                                           Other                                  All
                                                           Annual                                 Other
                                                           Compen- Securities                     Compen-
                                                           sation  Stock          Underlying      sation
Name and Position             Year   Salary($)  Bonus($)   ($)(1)  Award($)(2)    Options(#)      ($)(3)
-----------------             ----   ---------  --------   ------  -----------    ----------      ------

Craig G. Blunden              1999   231,000    108,900      --           --             --       28,517
 Chief Executive Officer      1998   223,750     60,900      --    1,025,000             --       33,842
 and President                1997   210,000         --      --           --        102,500       28,320

Robert G. Schrader            1999   125,175     36,990      --           --             --       12,245
 Executive Vice President     1998   122,975     23,280              656,000             --       13,755
 and Chief Operating Officer  1997   116,400         --      --           --         61,500       12,264

Brian M. Riley                1999   111,900     33,000      --           --             --        7,386
 Senior Vice President and    1998   107,000     19,200      --      328,000         30,000           --
 Chief Financial Officer      1997     4,369         --      --           --             --           --

Richard L. Gale               1999    99,996    382,500      --           --             --        9,869
 Senior Vice President-       1998   100,999    325,000      --      328,000             --        9,789
 Mortgage Banking             1997    96,000         --      --           --         20,000        7,655

Donald L. Blanchard           1999    95,760     25,596      --           --             --       10,099
 Senior Vice President-       1998    96,090     18,300      --      328,000             --       10,894
 Retail Banking               1997    90,415         --      --           --         30,000        3,493

Lilian Brunner                1999    88,500     25,920      --           --             --        9,703
 Senior Vice President-       1998    83,050     16,800      --      328,000         15,000        9,103
 Chief Information Officer    1997    54,150      2,257      --           --          5,000        4,933


----------------
(1) Does not include perquisites which did not exceed the lesser of $50,000 or 10% of salary and bonus.

(2) Represents the total value of the award of shares of restricted Common Stock on October 20, 1997 in the following amounts: Mr. Blunden, 51,250 shares; Mr. Schrader, 32,800 shares; Mr. Blanchard, 16,400 shares; Mr. Riley, 16,400 shares; Mr. Gale, 16,400 shares and Ms. Brunner, 16,400 shares. Such awards will vest ratably over a five-year period. At June 30, 1999, the value of the unvested restricted stock awards were: Mr. Blunden, $820,000; Mr. Schrader, $524,800; Mr. Riley, $262,400; Mr. Gale,
    $262,400; Mr. Blanchard, $262,400 and Ms. Brunner, $262,400. Dividends, if any, paid on the restricted Common Stock are accrued and held in arrears until the restricted Common Stock becomes vested.
(3) Amounts for 1999 reflect: for Mr. Blunden, supplemental life insurance of $12,799, employer contribution to 401(k) Plan of $5,849 and employer contribution to ESOP of $9,869; for Mr. Schrader, employer contribution to 401(k) Plan of $3,010 and employer contribution to ESOP of $9,234; for Mr. Riley, employer contribution to 401(k) Plan of $3,278 and employer contribution to ESOP of $4,108; for Mr. Gale, employer contribution to ESOP of $9,869; for Mr. Blanchard, employer contribution to 401(k) Plan of $2,940 and employer contribution to ESOP of $7,159; and for Ms. Brunner, employer contribution to 401(k) Plan of $3,159 and employer contribution to ESOP of $6,544.

Option Grants in Last Fiscal Year

     There were no grants made during the fiscal year ended June 30, 1999.

Option Exercise/Value Table

     The following information with respect to options exercised during the fiscal year ended June 30, 1999, and remaining unexercised at the end of the fiscal year, is presented for the named executive officers.



                                                                                 Value of Unexercised
                                                     Number of Securities        In-the-Money Options
                      Shares                    Underlying Unexercised Options  at Fiscal Year End($)(1)
                      Acquired on  Value        ------------------------------ --------------------------
Name                  Exercise(#)  Realized($)   Exercisable   Unexercisable   Exercisable  Unexercisable
----                  -----------  -----------   -----------   -------------   -----------  -------------
Craig G. Blunden         ---           --           41,000         61,500        $194,750      $292,125

Robert G. Schrader       ---           --           24,600         36,900         116,850       175,275

Brian M. Riley           ---           --            6,000         24,000              --            --

Richard L. Gale          ---           --            8,000         12,000          38,000        57,000

Donald L. Blanchard      ---           --           12,000         18,000          57,000        85,500

Lilian Brunner           ---           --            5,000         15,000           9,500        14,250


----------------
(1) Value of unexercised in-the-money options equals market value of shares covered by in-the-money options on June 30, 1999 less the option exercise price. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.

Employment Agreements

     The Savings Bank has entered into an employment agreement with Mr. Blunden. The agreement has a term of three years and may be renewed by the Board for an additional year each year unless Mr. Blunden has attained age 62 or the Board or Mr. Blunden have given advance notice of their intention not to extend the term of the agreement. The agreement further provides for a base salary which may not be reduced except as part of a general salary reduction policy for senior executives of the Savings Bank and, at any time, below the initial base salary of the agreement. Mr. Blunden's base salary is subject to annual review by the Board. Mr. Blunden's current base salary under the agreement is $220,000. In the event of a "change of control" of the Savings Bank (as defined below), Mr. Blunden's base salary is fixed as the sum of his then current base salary and any bonuses paid during the 12-month period preceding the change in control. Under the agreement, Mr. Blunden is eligible to participate in all fringe benefit programs available to employees of the Savings Bank as well as any program made available to senior executives of the Savings Bank, including the use of an employer-provided automobile. The agreement also provides for the reimbursement of expenses incurred by Mr. Blunden in the course of his employment.

     In the event of Mr. Blunden's termination without cause by the Savings Bank, the agreement provides for (i) a lump sum payment equal to the discounted present value of the aggregate future base salary payments Mr. Blunden would have received over the then remaining term of the agreement and
(ii) the continuation of life and medical insurance at the Savings Bank's expense for Mr. Blunden and his dependents. If Mr. Blunden's employment terminates by reason of his death or disability, the Savings Bank is also obligated to continue life and medical insurance benefits for Mr. Blunden and his dependents, as applicable.

     In the event of Mr. Blunden's termination without cause following a change in control of the Savings Bank, Mr. Blunden is entitled to an additional payment equal to three times the sum of his base salary and bonuses during the 12 months preceding his termination of employment reduced by the value of any other payments made by the Savings Bank by reason of Mr. Blunden's termination without cause. In the event that a change of control of the Savings Bank had occurred on June 30, 1999, based solely on the cash compensation paid to Mr. Blunden during 1999 and excluding the value of any other employee benefits which may be payable, Mr. Blunden would have received a payment of approximately $1,019,700. For purposes of the agreement, "change in control" is defined to mean (i) a change in control of the Savings Bank as determined under applicable regulations of the Office of Thrift Supervision and (ii) a change in the composition of the Board following a merger, consolidation or other business combination involving the Savings Bank such that a majority of the directors of the resulting entity consists of persons who were not directors immediately prior to such transaction.

Post-Retirement Compensation Agreement

     The Savings Bank has entered into a separate post-retirement compensation agreement with Mr. Blunden. The agreement provides that, if Mr. Blunden terminates employment with the Savings Bank after attaining age 60, the Savings Bank will provide Mr. Blunden with a monthly benefit for life equal to 50% of his final average monthly salary. For purpose of the agreement, "final average monthly salary" is defined as the average of Mr. Blunden's highest paid 36 consecutive months of employment with the Savings Bank determined by reference to the gross amount of Mr. Blunden's monthly salary excluding bonus and incentive awards, director's fees and accelerated payments of future salary. Assuming that Mr. Blunden's current compensation level were equivalent to his "final average monthly salary," the normal monthly benefit payable under the agreement would be $12,833 Under the agreement, Mr. Blunden may elect to receive the actuarially determined lump sum equivalent of the normal monthly benefit or a joint-and-survivor benefit. Mr. Blunden may also elect to receive an early retirement benefit under the agreement which is reduced proportionately to reflect the number of months then remaining to Mr. Blunden's 60th birthday. However, in the event of Mr. Blunden's termination of employment prior to age 60 by reason of his death or disability, the agreement provides for payment of the normal monthly benefit to Mr. Blunden or his beneficiary. At June 30, 1999, the accrued liability of the Savings Bank with respect to its obligations under the agreement was $760,000.

Severance Agreements

     The Company and the Savings Bank have entered into severance agreements with Mr. Schrader, Mr. Blanchard, Messrs. Gale and Riley and Ms. Brunner. The agreements have a term of one year, which may be extended for an additional year on the anniversary of the effective date of the agreement by the Board of Directors. The agreements provide that in the event of an involuntary termination of the officer following a change in control of the Company or the Savings Bank, he will be entitled to receive two times his then current base salary. A severance payment also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, the officer is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The Savings Bank or its successor would also be obligated to continue the officer's other employee benefits for a one-year period following termination of employment.

     The term "change in control" is defined in the agreements as having occurred when, among other things, (a) a person other than the Company purchases shares of the Company's common stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation. If a change in control of the Company or the Savings Bank occurred during the fiscal year ending June 30, 1999, based solely on the officer's current salary level and excluding the value of any other employee benefits which may be payable, the officers would receive payment as follows: Mr. Schrader, $261,600; Mr. Riley, $235,200; Mr. Gale, $199,992; Mr. Blanchard, $197,280; and Ms. Brunner,
$189,600.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

Report of the Personnel/Compensation Committee

     Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Savings Bank. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting those individuals. Insofar as no separate compensation is currently payable by the Company, the Personnel/Compensation Committee of the Savings Bank (the "Committee"), at the direction of the Board of Directors of the Company, has prepared the following report for inclusion in this proxy statement.

     The Personnel/Compensation Committee of the Board of Directors is responsible for establishing and implementing all compensation policies of the Savings Bank and its subsidiaries. The Committee is also responsible for evaluating the performance of the Chief Executive Officer of the Savings Bank and approving an appropriate compensation level. The Chief Executive Officer evaluates the performance of the Executive Vice President and certain Senior Vice Presidents of the Savings Bank and recommends to the Committee individual compensation levels for approval by the Committee.

     The Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and shareholder returns. The principals underlying compensation policies are: (1) to attract and retain key executives who are highly qualified and are vital to the long-term success of the Savings Bank and its subsidiaries; (2) to provide levels of compensation competitive with those offered throughout the banking industry; (3) to motivate executives to enhance long-term shareholder value by helping them build their own ownership in the Company; and (4) to integrate the compensation program with the Savings Bank's long-term strategic planning and management process.

     The Savings Bank's current compensation plan involves a combination of salary and bonuses to reward short-term performance, and, in the future, will include grants of stock options to encourage long-term performance. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. The Committee annually reviews the Western League of Savings Institutions Survey of salaries to determine competitive salary levels. Individual annual performance is reviewed to determine appropriate salary adjustments.

     The Annual Incentive Plan is based on annual performance of the Savings Bank compared to budget and individual performance assessments. The Plan is designed to provide for bonuses up to 30% of salary for the Chief

Executive Officer, up to 25% of salary for Senior Officers, up to 15% of salary for certain managers, and up to 10% of salary for remaining department managers.

     The Stock Option Plan is designed to attract and retain qualified personnel and nonemployee directors, to provide such officers, key employees and nonemployee directors with a proprietary interest in the Company as an incentive to contribute to the success of the Company and the Savings Bank and to reward officers and key employees for outstanding performance. Stock options have been granted to key employees of the Company and its subsidiaries, including the Savings Bank. The Stock Option plan will be administered and interpreted by a committee of the Board of Directors. Under the Stock Option Plan, such committee will determine which officers and key employees will be granted options, the number of shares subject to each option, and the exercisability of such options. The per share exercise price of an option will equal at least 100% of the fair market value of a share of Common Stock on the date the option is granted.

     During the fiscal year ended June 30, 1999, the base salary of Craig G. Blunden, President and Chief Executive Officer of the Savings Bank, was $231,000 along with an incentive bonus of $108,900. The Committee believes the current compensation is appropriate based on competitive salary surveys and the performance of the Savings Bank.

     The Committee also recommends to the Board of Directors the amount of fees paid for service on the Board. The Committee did not recommend a change in Board fees during the fiscal year ended June 30, 1999.

                                  Personnel/Compensation Committee

                                  Roy H. Taylor
                                  William E. Thomas

Performance Graph

     Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq (U.S. Stock) Index and a peer group of the Nasdaq Bank Index. Total return assumes the reinvestment of all dividends.

                 COMPARISON OF CUMULATIVE TOTAL RETURN *

                         [Graph appears here]

                             Company       Nasdaq U.S. Stock      Nasdaq Bank
                             Index              Index               Index
                             -----              -----               -----

06/28/96                     100.00             100.00              100.00
12/31/96                     127.64             108.68              124.96
06/30/97                     151.57             121.62              156.31
12/31/97                     199.43             133.17              209.21
06/30/98                     189.17             160.13              216.63
12/31/98                     155.56             187.65              207.78
06/30/99                     182.34             229.03              214.05

* Assumes that the value of the investment in the Company's Common Stock and each index was $100 on June 28, 1996, the date on which the Company's Common Stock began trading on the Nasdaq National Market, and that all dividends were reinvested.

------------------------------------------------------------------------------
               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
------------------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that, during the fiscal year ended June 30, 1999, all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with.

------------------------------------------------------------------------------
                          TRANSACTIONS WITH MANAGEMENT
------------------------------------------------------------------------------

     As required by federal regulations, all loans or extensions of credit to executive officers and directors are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (except for loans made pursuant to programs generally available to all employees) and do not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made by the Savings Bank to a director or executive officer in an amount that, when aggregated with the amount of all other loans by the Savings Bank to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the Savings Bank's capital and surplus (up to a maximum of $500,000) are subject to approval in advance by a majority of the disinterested members of the Board of Directors.

------------------------------------------------------------------------------
                                AUDITORS
------------------------------------------------------------------------------

     PricewaterhouseCoopers LLP, independent public accountants, served as the Company's auditors for the fiscal year ending June 30, 1999. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires. The Board of Directors has not appointed an auditor for the fiscal year ending June 30, 2000.

------------------------------------------------------------------------------
                             OTHER MATTERS
------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

------------------------------------------------------------------------------
                              MISCELLANEOUS
------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telecopier or telephone without additional compensation.

     The Company's 1999 Annual Report to Shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on September 10, 1999. Any shareholder who has not received a copy of such annual report may obtain a copy by writing to the Company. The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

     A copy of the Company's Form 10-K for the fiscal year ended June 30, 1999, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders of record as of September 10, 1999 upon written request to Robert G. Schrader, Corporate Secretary, Provident Financial Holdings, Inc., 3576 Central Avenue, Riverside, California 92506.

------------------------------------------------------------------------------
                          SHAREHOLDER PROPOSALS
------------------------------------------------------------------------------

     Proposals of shareholders intended to be presented at the Company's annual meeting to be held in October 1999 must be received by the Company no later than May 24, 2000 to be considered for inclusion in the proxy materials and form of proxy relating to such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     The Company's Certificate of Incorporation provides that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a shareholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the Annual Meeting; provided that if less than 31 days' notice of the Annual Meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the Annual Meeting was mailed to shareholders. Based on the date of the 1999 Annual Meeting, the Company anticipates that, in order to be timely, shareholder nominations or proposals intended to be made at the 2000 Annual Meeting must be made by September 20, 2000. As specified in the Certificate of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the shareholder giving such notice. The notice with respect to business proposals to be brought before the Annual Meeting must state the shareholder's name, address and number of shares of Common Stock held, and briefly discuss the business to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any interest of the shareholder in the proposal.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ Robert G. Schrader

                                     ROBERT G. SCHRADER
                                     Secretary

Riverside, California
September 22, 1999

                              REVOCABLE PROXY
                     PROVIDENT FINANCIAL HOLDINGS, INC.

                      ANNUAL MEETING OF SHAREHOLDERS
                             October 28, 1999

     The undersigned hereby appoints the Board of Directors of Provident Financial Holdings, Inc. (the "Company") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Riverside Art Museum at 3425 Mission Inn Avenue, Riverside, California, on Thursday, October 28, 1999, at 11:00 a.m., local time, and at any and all adjournments thereof, as follows:

                                                               VOTE
                                                 FOR         WITHHELD
                                                 ---         --------

1.  The election as director of the nominees     [  ]          [  ]
    listed below (except as marked to the
    contrary below).

    Craig G. Blunden
    Roy H. Taylor

    INSTRUCTIONS:  To withhold your vote
    for any individual nominee, write the
    nominee's name on the line below.

    ----------------------------------------

    ----------------------------------------

2. In their discretion, upon such other matters as may properly come before the meeting.



    The Board of Directors recommends a vote "FOR" the listed proposition.


    This proxy also provides voting instructions to the Trustees of the Provident Savings Bank, F.S.B. Employee Ownership Plan for participants with shares allocated to their accounts.

------------------------------------------------------------------------------
This proxy will be voted as directed, but if no instructions are specified this proxy will be voted for the propositions stated. If any other business is presented at such meeting, this proxy will be voted by the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the Annual Meeting.
------------------------------------------------------------------------------

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated September 22, 1999 and the 1999 Annual Report to Shareholders.



Dated:                          , 1999
        ------------------------



--------------------------------       ----------------------------------
PRINT NAME OF SHAREHOLDER              PRINT NAME OF SHAREHOLDER



--------------------------------       ----------------------------------
SIGNATURE OF SHAREHOLDER               SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.